As filed with the Securities and Exchange Commission on June 4, 2009
Registration No. 333-158591
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 4
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BioMimetic Therapeutics, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	62-1786244 (I.R.S. Employer Identification No.)
389 Nichol Mill Lane
Franklin, Tennessee 37067
(615) 844-1280
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Samuel E. Lynch, D.M.D., D.M.Sc.
Chief Executive Officer
BioMimetic Therapeutics, Inc.
389 Nichol Mill Lane
Franklin, Tennessee 37067
(615) 844-1280
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
Copy to:
Anna T. Pinedo, Esq.
Morrison & Foerster LLP
1290 Avenue of the Americas
New York, New York 10104
(212) 468-8000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

The sole purpose of this Amendment No. 4 is to amend the exhibit index included in the Registration Statement on Form S-3 (File No. 333-158591) initially filed with the Securities and Exchange Commission on April 15, 2009 (the “Form S-3”) and to file revised Exhibits 5.1 and 8.1 to the Form S-3. Accordingly, this Amendment No. 4 consists only of this explanatory note and revised versions of the following parts of the Form S-3: the facing page, Item 16 of Part II, the signatures and the exhibit index. This Amendment No. 4 does not contain a copy of the prospectus that was included in the Form S-3, and is not intended to amend or delete any part of the prospectus.

Item 16.	List of Exhibits.

Exhibit

Exhibit
Number	Description

3.1	Amended and Restated Certificate of Incorporation (Incorporated herein by reference to the Registrant’s Form 10-Q for the quarter ended June 30, 2006).
3.2	Second Amended and Restated Bylaws (Incorporated herein by reference to Exhibit 3.2 filed with the Registrant’s Annual Report on Form 10-K filed on March 12, 2008).
4.1	Specimen certificate of the Registrant’s common stock (Incorporated herein by reference to Exhibit 4.1 filed with the Registrant’s Annual Report on Form 10-K filed on March 12, 2008).
4.2	Form of Subscription Rights Certificate.**
4.3	Form of Subscription Agent Agreement, by and between BioMimetic Therapeutics, Inc. and American Stock Transfer & Trust Company.**
5.1	Opinion of Morrison & Foerster LLP as to the validity of the securities registered hereunder.*
8.1	Opinion of Morrison & Foerster LLP as to certain tax matters.*
10.1	Standby Purchase Agreement, dated as of April 4, 2009, by and between Novo A/S.**
23.1	Consent of Ernst & Young LLP.**
23.2	Consent of Morrison & Foerster LLP (included in Exhibit 5.1).*
24.1	Powers of Attorney (included as part of signature pages).**
99.1	Form of Instructions for Use of BioMimetic Therapeutics, Inc. Subscription Rights Certificates.**
99.2	Form of Letter to Stockholders who are Record Holders.**
99.3	Form of Letter to Nominee Holders Whose Clients Are Beneficial Holders.**
99.4	Form of Letter to Clients of Nominee Holders.**

*	Filed herewith.

**	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin, State of Tennessee, on this 4th day of June, 2009.

BIOMIMETIC THERAPEUTICS, INC.

By:	/s/ Samuel E. Lynch
Name: Samuel E. Lynch, D.M.D., D.M.Sc.
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signatures		Capacity	Date

/s/ Samuel E. Lynch Samuel E. Lynch, D.M.D., D.M.Sc.		President and Chief Executive Officer (Principal Executive Officer)	June 4, 2009

/s/ Larry Bullock Larry Bullock		Chief Financial Officer (Principal Financial and Accounting Officer)	June 4, 2009

* Larry W. Papasan		Chairman of the Board of Directors	June 4, 2009

* Chris Ehrlich		Director	June 4, 2009

* Charles Federico		Director	June 4, 2009

* Gary E. Friedlaender, M.D.		Director	June 4, 2009

* James G. Murphy		Director	June 4, 2009

* Douglas Watson		Director	June 4, 2009

*By:	/s/ Samuel E. Lynch Samuel E. Lynch, D.M.D., D.M.Sc., as Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Number	Description

3.1	Amended and Restated Certificate of Incorporation (Incorporated herein by reference to the Registrant’s Form 10-Q for the quarter ended June 30, 2006).
3.2	Second Amended and Restated Bylaws (Incorporated herein by reference to Exhibit 3.2 filed with the Registrant’s Annual Report on Form 10-K filed on March 12, 2008).
4.1	Specimen certificate of the Registrant’s common stock (Incorporated herein by reference to Exhibit 4.1 filed with the Registrant’s Annual Report on Form 10-K filed on March 12, 2008).
4.2	Form of Subscription Rights Certificate.**
4.3	Form of Subscription Agent Agreement, by and between BioMimetic Therapeutics, Inc. and American Stock Transfer & Trust Company.**
5.1	Opinion of Morrison & Foerster LLP as to the validity of the securities registered hereunder.*
8.1	Opinion of Morrison & Foerster LLP as to certain tax matters.*
10.1	Standby Purchase Agreement, dated as of April 4, 2009, by and between Novo A/S.**
23.1	Consent of Ernst & Young LLP.**
23.2	Consent of Morrison & Foerster LLP (included in Exhibit 5.1).*
24.1	Powers of Attorney (included as part of signature pages).**
99.1	Form of Instructions for Use of BioMimetic Therapeutics, Inc. Subscription Rights Certificates.**
99.2	Form of Letter to Stockholders who are Record Holders.**
99.3	Form of Letter to Nominee Holders Whose Clients Are Beneficial Holders.**
99.4	Form of Letter to Clients of Nominee Holders.**

*	Filed herewith.

**	Previously filed.